UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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ISSUER DIRECT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Issuer Direct Corporation
500 Perimeter Park Drive, Suite D
Morrisville, NC 27560

August 8, 2017

To Our Stockholders:

We are pleased to invite you to attend our Annual Meeting of Stockholders to be held on Thursday, September 28, 2017, at 9:00 a.m. EDT at the Company's office at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560.  The Board of Directors has fixed the close of business on July 30, 2017 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. For directions to attend the meeting and vote in person, please visit our proxy website at https://www.iproxydirect.com/ISDR.

The attached Proxy Statement describes the matter proposed by your Board of Directors to be considered and voted upon by our stockholders at our Annual Meeting. These items are more fully described in the following pages, which are hereby made part of this Notice.

The Company’s Proxy Statement and Proxy Card accompany this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 28, 2017.  Our Proxy Statement is attached.  Financial and other information concerning the Company is contained in our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2016.  Under rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement and our Annual Report on Form 10-K and Form 10-K/A are available on https://www.iproxydirect.com/ISDR.

Your vote is important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Annual Meeting. Please vote your shares online or by telephone or, if you requested and received a printed set of proxy materials by mail, by returning the accompanying proxy card. Further instructions on how to vote your shares can be found in our Proxy Statement.

We appreciate your support and continued confidence.

Sincerely,

/s/ Andre M. Boisvert
Andre M. Boisvert
Chairman of the Board of Directors

ISSUER DIRECT CORPORATION
500 Perimeter Park Drive, Suite D
Morrisville NC 27560
(919) 481-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2017

To our Stockholders:

Our Annual Meeting of Stockholders will be held on Thursday, September 28, 2017, at 9:00 a.m. EDT at the Company's office at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 (the “Annual Meeting”) for the following purposes:

1.	To elect the five (5) directors nominated by our Board of Directors as set forth in the Proxy Statement;

2.	To ratify the appointment of Cherry Bekaert, LLP as our independent registered public accounting firm for the year ending December 31, 2017;

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on July 30, 2017. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Annual Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the Proxy Statement and on the enclosed proxy card. If you attend the meeting, you may revoke your proxy prior to its exercise and vote in person at the meeting. In the event that there are not sufficient stockholders present for a quorum or sufficient votes to approve a proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned from time to time in order to permit further solicitation of proxies by the Company.

Your vote is important. If you are unable to attend in person and wish to have your shares voted, please vote as soon as possible, whether online, by telephone, by fax or by returning a proxy card sent to you in response to your request for printed proxy materials.

By Order of the Board of Directors,

/s/ Andre M. Boisvert
Andre M. Boisvert
Chairman of the Board of Directors

Morrisville, North Carolina
August 8, 2017

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE PROXY AS SOON AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD OR VOTE OVER THE INTERNET MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

PROXY STATEMENT
QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

You are receiving these proxy materials because you owned shares of common stock of our company, Issuer Direct Corporation (the “Company”), at the close of business on July 30, 2017, and, therefore, are eligible to vote at the Company’s Annual Meeting of Stockholders to be held on Thursday, September 28, 2017, at 9:00 a.m. EDT at the Company's office at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

On what matters will I be voting?

Shareholders of record at the close of business on July 30, 2017 will be entitled to vote on the following proposals:

i) To elect the five (5) directors nominated by our Board of Directors as set forth in the Proxy Statement;

ii) To ratify the appointment by the Audit Committee of the Board of Directors of Cherry Bekaert, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

               iii) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board does not know of any matters to be presented at our Annual Meeting other than those described in this Proxy Statement. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Where and when will the meeting be held?

The Annual Meeting will be held at the Company's office at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 on September 28, 2017 at 9:00 a.m., local time.

How can I obtain directions to the meeting?

For directions to the location of our Annual Meeting, please visit our proxy website at https://www.iproxydirect.com/ISDR.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote at our Annual Meeting. By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at our Annual meeting as you have instructed.

How many votes may I cast?

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.

How many votes can be cast by all stockholders?

Our common stock is the only class of security entitled to vote at our Annual Meeting.  As of the record date, we had 2,954,092 shares of common stock outstanding, each of which is entitled to one vote.

How many shares must be present to hold the meeting?

Our bylaws provide that thirty-three and one-third (33.3%) of the total number of shares of common stock outstanding constitutes a quorum and must be present to conduct a meeting of our stockholders.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Direct Transfer LLC, you are considered, with respect to those shares, the “stockholder of record.” Proxy Materials have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Proxy Materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by following their instructions which are included with this proxy, if applicable.

Can my shares be voted if I do not return the proxy card and do not attend the meeting in person?

If you hold shares in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters. Proposals to ratify the appointment of the independent auditor are generally considered “routine” matters. Proposals to elect directors are “non-routine” matters.

If you do not vote the shares held in your name, your shares will not be voted. However, the Company may vote your shares if you have returned a blank or incomplete proxy card.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR each of the director nominees set forth in this proxy statement and FOR the ratification of the appointment of Cherry Bekaert, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

How do I vote?

You may vote using any of the following methods:

In person at the Annual meeting:

You may vote in person at the Annual meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. You may also execute a proper proxy designating that person. If you are a street holder of shares, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspectors of election with your ballot when you vote at the Annual meeting.

Other ways to vote:

You may also vote by telephone or online as instructed in our Proxy, or by returning a proxy card or voting instruction form sent to you in response to your request for printed proxy materials.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/ISDR

PHONE:	1-866-752-VOTE (8683)

Once I deliver my proxy, can I revoke or change my vote?

Yes. You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our corporate secretary, by delivering a new revised proxy no later than the end of the day prior to the annual meeting, or by voting in person at the meeting.

Who pays for soliciting proxies?

We are paying for all costs of soliciting proxies. Our directors, officers, and employees may request the return of proxies by mail, telephone, internet, telefax, telegram, or personal interview. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be considered at the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies as the Board may recommend.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

How Can I Contact Issuer Direct to Request Materials or Information Referred to in these Questions and Answers?

By mail addressed to: Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, Attn: Chairman of the Board. By Phone, call 919.481.4000 or 888.752.VOTE, by fax, 212.521.3464 or by email, proxy@iproxydirect.com

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one set of materials to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of these materials and future stockholder communication documents to any stockholder at a shared address to which a single copy of these materials were delivered, or deliver a single copy of these materials and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of proxy materials and/or annual reports by contacting us at the address noted above.

PROPOSAL 1

ELECTION OF THE FIVE DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

Nominees for Director

At our Annual Meeting of Stockholders, stockholders will elect five directors, each to serve a term of one year or until his or her successor is elected and qualified. Our Board of Directors is currently comprised of four directors. Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our Annual Meeting of Stockholders.

Three of the director nominees, Messrs. Balbirnie, Everett and Galleher, currently serve as members of our Board. The other two director nominees, Messrs. Frank and Nowlan, have never served as members of our Board and will be seeking election for the first time.

              Mr. Andre M. Boisvert, who is currently Chairman of the Board of Directors as well as the Chairman of the Compensation Committee and member of the Audit Committee, will not stand for re-election at the Annual Meeting. Mr. Boisvert, who has served as a member of our Board for over five years, has decided not to stand for re-election for personal reasons.

Unless otherwise instructed on the proxy card, each of the persons named as proxies on the proxy card intends to vote the shares represented thereby in favor of the five nominees listed under “Certain Information Concerning Director Nominees” below.

All nominees have consented to being named in this Proxy Statement and to serve if elected. If, however, any nominee should become unable or unwilling to serve, the persons named as proxies on the proxy card will vote the shares represented by the proxy for another person duly nominated by our Board.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

The five directors have been nominated for election to the Board of Directors at the Annual Meeting to be held on September 28, 2017.

The names of the nominees and certain information about them as of August 8, 2017 are set forth below:

Nominee	Age	Position	Director Since
William H. Everett	66	Director, Chairman of the Audit Committee, Member of Compensation Committee & Strategic Advisory Committee	2013
J. Patrick Galleher	43	Director, Chairman of the Strategic Advisory Committee	2014
Brian R. Balbirnie	45	Director, Chief Executive Officer	2007
Eric Frank	52	Director Nominee	--
Michael Nowlan	58	Director Nominee	--

William H. Everett  ñ Director, Chairman of the Audit Committee, Member of the Compensation Committee & Strategic Advisory Committee

Mr. Everett joined the Board of Directors of Issuer Direct Corporation on October 2, 2013. Mr. Everett has had more than thirty years of management experience and currently serves as a director of Hakisa SAS in Strasbourg France. In addition, Mr. Everett served on the Board of NeoNova Network Services until it was acquired in July 2013. In April 2010, Mr. Everett retired as Executive Vice President and CFO of Tekelec, a publicly traded telecom equipment supplier. Since that time, he has served as a corporate director and provided consulting services to public company and private equity clients. From 2011 through 2015, he served as an Executive in Residence and a member of the Board of Advisors at the Poole College of Management at NC State University. He has significant experience as both a Chief Financial Officer and a general manager working with a variety of multi-national technology companies over his career, including Epsilon Data Management, Chemfab Inc., Eastman Software and Steleus SAS.  He was the Co-founder and President of Maps a la Carte, an internet mapping and spatial data company, which was acquired by Demand Media Inc.

J. Patrick Galleher ñ Director, Chairman of the Strategic Advisory Committee

Mr. Galleher joined the Board of Directors of Issuer Direct Corporation on March 11, 2014.  Mr. Galleher is the Managing Partner for Boxwood Partners, LLC, an investment bank in Richmond, Virginia, where he leads transactions for Boxwood’s merger and acquisition advisory services and a Managing Director for Boxwood Capital Partners, LLC, its affiliated private investment firm also located in Richmond, Virginia. He has led many transactions across several industries including the sale of NSC Technologies, CoPak Solutions, Dorsey Wright & Associates, a capital raise for Digital Risk, the buy-outs of sweetFrog Yogurt, Yoga Direct, Yoga Accessories, Everything Yoga and Red Rock Products. Mr. Galleher serves as Chairman of sweetFrog Enterprises and Shockoe Commerce Group both portfolio companies of Boxwood’s. Mr. Galleher holds a B.S. in Business Administration from the University of Richmond and a degree from the London Business School as well as attending the Centre for Creative Leadership in Belgium.

Brian R. Balbirnie ñ Director, Chief Executive Officer

Mr. Balbirnie is a member of the Board and Chief Executive Officer. Mr. Balbirnie established Issuer Direct in 2006 with a vision of creating a technology driven back-office compliance platform that would reduce costs as well as increase the efficiencies of the most complex tasks, today the company calls it Platform id.. Mr. Balbirnie is responsible for the strategic leadership of the company and oversees day-to-day operations. Under Mr. Balbirnie’s direction, the Company has grown to serve over 2,000 public companies since 2006. Mr. Balbirnie is an entrepreneur with more than 20 years of experience in emerging industries. Prior to Issuer Direct, Mr. Balbirnie was the founder and managing partner of Catapult Company, a compliance and consulting practice focused on the Sarbanes Oxley Act. Mr. Balbirnie also has served in ëC’ level capacities for various companies both public and private. Prior to and with Catapult, Mr. Balbirnie also advised several companies on their public market strategies, Merger & Acquisitions as well as their financial reporting requirements.

Eric Frank ñ Director Nominee

Mr. Frank is a senior executive and accomplished leader, known as a trusted advisor to many data and analytics companies in the financial, commercial real estate and agriculture sectors. Mr. Frank has built and sold companies and has served as an operational leader responsible for over 8,000 employees and contractors in multi-billion-dollar revenue businesses. Since September 2012, Mr. Frank has served as the President of Internet Technology & Acceleration LLC as an executive advisor to private companies and private equity sponsors, specifically in the B2B information space.  In this capacity, he has provided oversight of companies such as AGDATA, Trepp and EDR.  From September 2014 until March 2017, Mr. Frank served as Managing Director of DMGI/DMGT PLC, overseeing their portfolio of US CRE information companies.  Mr. Frank was at Thomson Reuters, a leading news and information company, from 2006 through 2012, most recently as President, managing a $2.3 billion investment advisory division that was a combination of the Thomson Financial and Reuters which he led and helped shape into four operating units, (Investment Management & Sell-Side Research, Investment Banking, Wealth Management, and Corporate Services). Mr. Frank began his career at Morgan Guaranty, helping create the award winning ADR.com portal, which he later sold to Thomson Financial. He also currently serves on the board of directors of WeConvene, Social Market Analytics and RANE (Risk Assistance Network & Exchange).  Mr. Frank earned a Bachelor of General Studies from the University of Michigan.

Michael Nowlan ñ Director Nominee

Mr. Nowlan is an entrepreneurial business executive with over thirty-five years’ experience across several different industries. Mr. Nowlan currently provides executive consulting services to private companies. Mr. Nowlan was Chief Executive Officer of Primus Telecommunications Canada Inc. (and its related US operating companies Primus Telecommunications Inc. and Lingo Inc.) from late 2013 to 2016. Primus was a private company whose principal business was re-selling of residential and commercial telecommunications services within Canada and the United States Mr. Nowlan supervised the sale of the Primus assets after it filed for CCAA creditor protection in Canada and related recognition under Chapter 15 of the US Bankruptcy Code in January 2016 as a result of liquidity challenges due to competitive margin pressures and over-leverage. Mr. Nowlan led Marketwired, a leading newswire service, from 2001 to 2013 as President and Chief Executive Officer, taking the company from a small information distribution business operating only within Canada to a global business with approximately $100 million in revenue across North and South America, Europe, and the Far East. Under his leadership, Marketwired executed several successful strategic acquisitions. He transitioned the business to a SaaS business model and set the strategy for the company to embrace the emerging technology trends in the communication industry. Prior to joining Marketwired in 1999 as its Chief Financial Officer, Mr. Nowlan had wide financial management experience including starting his career in 1982 at PriceWaterhouseCoopers where he remained until 1988. Mr. Nowlan is a member of the Institute of Corporate Directors with the ICD.D Certification, a CPA-CA since 1984. Mr. Nowlan has a Bachelor of Commerce degree from Queen’s University.

Board and Committee Membership

The table below provides committee membership as of July 30, 2017. The Board expects to appoint Mr. Nowlan as a member of the Audit Committee and Mr. Frank as a member of the Compensation Committee. The Board has determined that both Messrs. Messrs. Franck and Nowlan qualify as independent under Section 303A.02 of the NYSE American rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Member	Audit Committee	Compensation Committee	Strategic Advisory Committee
Independent Directors
Andre M. Boisvert *(1)	X	C
William H. Everett *	C	X	X
J. Patrick Galleher *			C
Internal Director
Brian R Balbirnie

C= Committee Chairman                                                      X = Committee Member                                                      * = Independent

(1)  As previously indicated, Mr. Boisvert will not be standing for re-election at this Annual Meeting.

Consideration of Stockholder Nominees for Director

Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2018 Annual Meeting must be a stockholder of record, both when they give us notice and at the 2018 Annual Meeting, must be entitled to vote at the 2018 Annual Meeting, and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting. For our 2018 Annual Meeting, the notice must be delivered between May 31, 2018 and June 30, 2018. However, if our 2018 Annual Meeting is not within 30 days of September 28, 2018, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the 2018 Annual Meeting was made or the day the notice of the 2018 Annual Meeting is mailed. The public announcement of an adjournment or postponement of the 2018 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement.  The stockholder’s notice must be updated and supplemented as set forth in our bylaws

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF FIVE (5) DIRECTORS, UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

CORPORATE GOVERNANCE

Our Directors will serve until our next annual meeting of shareholders or until their resignation or removal.

Our directors are elected at the annual meeting of shareholders, with vacancies filled by the Board of Directors, and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal. Any action required can be taken at any Annual meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Directors’ and Officers’ Liability Insurance

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, which is posted on our website at www.issuerdirect.com.

Director Independence

The Board has determined that Messrs. Everett and Galleher, as current directors, and Messrs. Frank and Nowlan, as director nominees, satisfy the requirement for independence set out in Section 303A.02 of the NYSE American rules and Section 10A(m) of the Exchange Act (collectively, the “Independence Rules”), and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the Board of Directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE American rule referenced above.

Board Committees

Our Board of Directors has established an Audit Committee, Compensation Committee and a Strategic Advisory Committee, each of which has the composition and responsibilities described below.

Audit Committee

Our Audit Committee was implemented on October 23, 2013 and is currently comprised of Messrs. Boisvert and Everett, each of whom our Board has determined to be financially literate and qualify as an independent director under the Independence Rules. As previously indicated, Mr. Boisvert will not be standing for re-election at this Annual Meeting.

Mr. Everett is the chairman of our Audit Committee and qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Subsequent to the 2017 Annual Meeting, the Board expects to replace Mr. Boisvert on the Audit Committee with Mr. Nowlan, who our Board has also determined to be financially literate and qualify as an independent director under the Independence Rules.

The Audit Committee’s duties are to recommend to our Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the independent public accountants, including their recommendations to improve the system of accounting and internal controls. During the year ended December 31, 2016, our Audit Committee met four times.

Compensation Committee

Our Compensation Committee was implemented on October 23, 2013 and is currently comprised of Messrs. Boisvert and Everett, each of whom our Board has determined to qualify as an independent director under the Independence Rules. Mr. Boisvert is currently the chairman of our Compensation Committee. As previously indicated, Mr. Boisvert will not be standing for re-election at this Annual Meeting.

Subsequent to the 2017 Annual Meeting, the Board intends to appoint Messrs. Frank and Galleher to the Compensation Committee, with Mr. Everett stepping off the Compensation Committee. Additionally, the Compensation Committee intends to appoint Mr. Galleher as the new chairman of our Compensation Committee. Our Board has determined Messrs. Frank and Galleher are independent directors under the Independence Rules.

The Compensation Committee reviews and approves our salary and benefits policies, including compensation of executive officers and directors. The Compensation Committee also administers our stock option plans and recommends and approves grants of stock options under such plans.  During the year ended December 31, 2016, our Compensation Committee held two meetings.

Strategic Advisory Committee

                Our Strategic Advisory Committee was implemented on January 25, 2016 and is currently comprised on Messrs. Everett and Galleher.  Mr. Galleher is the chairman of our Strategic Advisory Committee.  The Strategic Advisory Committee assists our Board of Directors and management in evaluating areas such as joint ventures, partnerships, strategic acquisitions and mergers and acquisitions.

Technology Oversight Committee

                As we continue our transition to delivering more services under the “Software as a Services” (SaaS) business model, the Board is in the process of implementing a Technology Oversight Committee.  Mr. Boisvert will serve as the chairman of the Technology Oversight Committee.  Subsequent to the 2017 Annual Meeting, Mr. Frank will replace Mr. Boisvert as the chairman of the committee.

The Technology Oversight Committee’s main charter will be to insure that our R&D function is building secure, quality and scalable application software within the time frame, specifications and budget contained in our plan of record.

Since the Company’s application software is being delivered under the SaaS model, the Technology Oversight Committee will work closely with our SaaS operations function in order to insure that we are meeting our obligations under the SLA (Service Level Agreements) with our clients.

The Technology Oversight Committee will be expected to interact with R&D and SaaS operations personnel on a regular basis. It will in turn update our Board of Directors at each of the quarterly Board meetings and/or during special Board meeting(s) should the need arise.

Meetings and Attendance

During the year ended December 31, 2016, the Board of Directors held thirteen meetings, and each director attended all of (i) Board meetings held during the period for which he was a director and (ii) committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our Board of Directors are encouraged to attend.

Communications with the Board of Directors

A stockholder who wishes to communicate with our Board of Directors, any committee of our Board of Directors, the non-management directors or any particular director, may do so by writing to such director or directors in care of the Secretary, c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560. Our secretary will forward such communication to the full Board of Directors, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of our Board of Directors (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of jobinquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case our secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Executive Compensation

The following table shows amounts earned by each officer in the years ended December 31, 2014, 2015, and 2016:

Name and Principal Position	Year	Salary	Deferred Compensation	Bonus	Stock Awards	Option/ Warrant Awards	All Other Compensation	Total

Brian R. Balbirnie	2016	$185,000	$-	$93,883	$-	$-	$-	$278,883
Chief Executive Officer	2015	$185,000	$-	$-	$-	$-	$-	$185,000
	2014	$180,345	$-	$-	$-	$-	$-	$180,345

Steven Knerr	2016	$151,000	$-	$59,601	$-	$-	$-	$210,601
Chief Financial Officer(1)	2015	$139,037	$-	$-	$84,800	$57,900	$-	$281,777

Wesley Pollard	2014	$155,345	$-	$9,939	$-	$-	$-	$165,284
Chief Financial Officer(1)

(1)  As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2015, the Company entered into an Executive Employment Agreement with Steven Knerr to serve as the Company’s Chief Financial Officer.  As disclosed in the Current Report on Form 8-K filed with the SEC on March 26, 2015, Mr. Pollard resigned his position as the Company’s Chief Financial Officer on May 8, 2015.

Non-Employee Director Compensation Arrangement

Beginning on the date of our 2017 Annual Meeting, our Compensation Committee has determined to compensate our non-employee directors as set forth below.

Initial Equity Grant. Each non-employee director appointed to our Board and not by a vote of the stockholders at an annual meeting is automatically granted an initial grant of (i) options to purchase 8,000 shares of common stock with an exercise price based on the fair market value of our stock on the date of grant and (ii) 2,000 restricted stock units (“RSUs”) on the date of his or her appointment to our Board (with such amount pro-rated based on the number of days between the date of such director’s appointment and the date of our first annual meeting of stockholders following the date of grant (or to the extent that we have not determined the date of the next annual meeting of stockholders on or before the date of grant, June 15 following the date of grant)). Both the options and the RSU’s will fully vest on the date of our first annual meeting of stockholders following the date of grant or immediately prior to the consummation of a change of control event. If an individual is appointed as a non-employee director at an annual meeting of stockholders, he or she will be granted an annual equity grant, as described below, in lieu of the initial equity grant. None of the nominees for the Board contained in this Proxy Statement would be entitled to this initial equity grant.

Annual Equity Grant. On the date of each annual meeting of stockholders, each non-employee director who is serving on our Board on the date of such annual meeting or who is elected by the shareholders at such annual meeting will be automatically granted (i) options to purchase 8,000 shares of common stock with an exercise price based on the fair market value of our stock on the date of grant and (ii) 2,000 restricted stock units. Both the options and RSUs will fully vest on the earlier of (i) the date of the following year’s annual meeting of stockholders (but only for a non-employee director who ceases to be a member of our Board at such annual meeting as a result of not standing for re-election or not being re-elected) and (ii) the date that is one year following the date of grant. Each of the nominees for the Board contained in this Proxy Statement would be entitled to this equity grant if elected by the stockholders.

Monthly Cash Payment. Each non-employee director will receive a monthly cash retainer of $3,000 for service on our Board. Additionally, the Chairman of our Board will receive an additional monthly cash retainer of $1,500.

2016 Non-Employee Director Compensation Table

The following table shows amounts earned by each non-employee director in fiscal 2016:

Director	Fees Earned or Paid in Cash	Stock Awards	Warrant Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Andre M. Boisvert(1)	$31,500	$-	$-	$-	$-	$-	$31,500
William H. Everett(3)	$30,000	$127,500	$-	$-	$-	$-	$157,500
David Sandberg(2)	$17,333	$-	$-	$-	$-	$-	$26,000
J. Patrick Galleher(3)	$27,000	$127,500	$-	$-	$-	$-	$154,500

(1)	As previously indicated, Mr. Boisvert will not be standing for re-election at the 2017 Annual Meeting.

(2)	Mr. Sandberg resigned as a member of our Board of Directors on August 18, 2016.

(3)
As reported on Form 4 filed on January 25, 2016, stock awards relate to 25,000 restricted stock units which vests as follows: (i) 33 1/3% on the first anniversary of the date of grant; (ii) 33 1/3% on the second anniversary of the date of grant and (iii) the remaining 33 1/3% on the third anniversary of the date of grant pursuant to the terms and conditions of the restricted stock unit agreement.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 7, 2017, regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560.

	Number of
	Shares	Percentage
Name of Beneficial Owner	Owned (1)	Owned (1)

Brian R. Balbirnie (2)(3)	622,672(6)	21.06%
Steven Knerr (2)	34,792(7)	1.17%
Andre M. Boisvert (3)	40,000	1.35%
William H. Everett (3)	65,400(8)	2.17%
J. Patrick Galleher (3)	61,000(9)	2.03%
James Michael (4)	251,100	8.50%
All officers, directors, and management as a group (6 persons)	1,074,964	34.80%

Other beneficial holders:
Red Oak Partners, LLC(5)	331,770	11.23%
Yorkmont Capital Partners, LP	284,765	9.72%

(1)
Applicable percentage of ownership is based on a total of 3,089,302 shares of common stock, which consist of 2,954,092 shares of common stock outstanding on August 7, 2017, plus shares that are beneficially owned as of that date. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon restricted stock units and the exercise of stock options exercisable currently or within 60 days of August 7, 2017 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Officer.

(3)	Director. As previously indicated, Mr. Boisvert will not be standing for re-election at this Annual Meeting.

(4)	Management.

(5)
Consists of (i) 133,648 shares of Common Stock held by The Red Oak Fund, L.P., (ii) 58,756 shares of Common Stock held by The Red Oak Long Fund, L.P. and (iii) 139,366 shares of Common Stock held by Pinnacle Capital Partners, LLC. Red Oak Partners, LLC (“Red Oak Partners”) is the general partner of each of these funds and David Sandberg, a member of our Board Directors from August 2013 through August 2016, is the managing member of Red Oak Partners and, therefore, may be deemed to share voting and dispositive power over the shares held by Red Oak Partners. The address for these entities is 1969 SW 17th St., Boca Raton, Florida 33486, Attn: David Sandberg.

(6)	Includes 1,666 restricted stock units and options issued to spouse to purchase 418 shares of common stock that are currently exercisable or exercisable within 60 days of August 7, 2017.

(7)	Includes options to purchase 24,792 shares of common stock that are currently exercisable or exercisable within 60 days of August 7, 2017.

(8)	Includes 16,667 restricted stock units and options to purchase 40,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 7, 2017.

(9)	Includes 16,667 restricted stock units and options to purchase 35,000 shares of common stock that are currently exercisable or exercisable within 60 days of August 7, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We formed a Compensation Committee on October 23, 2013. Prior to that date, all compensation decisions for our named executive officers were made by our Board of Directors.

The Compensation Committee of our Board of Directors will review at least annually and determine (or recommend to the Board of Directors as the case may be) the executive compensation for Mr. Balbirnie and any other named executive officers, including approving any grants of stock options or other equity incentive awards in accordance with the philosophy and components described in this Proxy Statement. To date, neither the Board of Directors nor the Compensation Committee has retained the services of a compensation consultant.  The Compensation Committee does not intend to retain such services for 2017 but may decide to do so in the future.

We currently have employment agreements with Brian Balbirnie and Steven Knerr.  The terms are summarized below:

Brian R. Balbirnie Employment Agreement

On April 30, 2014, Issuer Direct Corporation (the “Company”) entered into an Executive Employment Agreement (the “Balbirnie Agreement”) with Brian R. Balbirnie to serve as the Company’s President and Chief Executive Officer. Mr. Balbirnie had served as the Company’s most senior executive officer since 2006 without a formal employment agreement.  The Balbirnie Agreement will continue until terminated pursuant to its terms as described below.

On May 1, 2017, the Company and Mr. Balbirnie agreed to amend the Balbirnie Agreement as follows: (i) to increase Mr. Balbirnie’s annual base salary from $185,000 to $200,000 and (ii) to decrease Mr. Balbirnie’s eligibility to receive an annual cash bonus from 45% to 40% of his annual base salary upon the achievement of reasonable target objectives and performance goals.  The revised base salary will be reviewed annually by the Company’s Board of Directors for increase as part of its annual compensation review. The cash bonus goals will continue to be determined by the Board in consultation with Mr. Balbirnie on or before the end of the first quarter of the fiscal year to which the bonus relates. In addition, Mr. Balbirnie is eligible to receive such additional bonus or incentive compensation as the Board may establish from time to time in its sole discretion.

Pursuant to the Balbirnie Agreement, if Mr. Balbirnie’s employment is terminated upon his disability, by Mr. Balbirnie for good reason (as such term is defined in Balbirnie Agreement), or by us without cause (as such term is defined in Balbirnie Agreement), Mr. Balbirnie will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) to the then base salary for a period of twelve months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of twelve months.  Additionally, if Mr. Balbirnie’s employment is terminated for disability, the vesting of any option grants will continue to vest pursuant to the schedule and terms previously established during the twelve-month severance period.  Subsequent to the twelve-month severance period the vesting of any option grants will immediately cease.  If Mr. Balbirnie’s employment is terminated without cause, vesting of any option grants will immediately cease upon termination except as described below relating to a Corporate Transaction.

If the Company terminates Mr. Balbirnie’s employment for cause or employment terminates as a result of Mr. Balbirnie’s resignation or death, Mr. Balbirnie will only be entitled to unpaid amounts owed to him and the vesting of any option grants will immediately cease.

Mr. Balbirnie has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a Corporate Transaction (as defined in the Company’s 2010 Equity Incentive Plan). However, if within twelve months following a corporate transaction, Mr. Balbirnie terminates his employment for good reason or the Company terminates his employment without cause, the severance period discussed above will be increased from twelve to eighteen months and any then unvested options held by Mr. Balbirnie will immediately vest and become exercisable for a period equal to the earlier of (i) six months from termination or (ii) the expiration of such option grant pursuant to its original terms.

The Balbirnie Agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Balbirnie.

Steven Knerr Employment Agreement

On November 19, 2015, the Company entered into an Executive Employment Agreement (the “Knerr Agreement”) with Steven Knerr to serve as the Company’s Chief Financial Officer. Mr. Knerr had served as the Company’s Controller since August 22, 2013 and as its interim Chief Financial Officer and interim Principal Financial Officer since May 8, 2015.  The Knerr Agreement will continue until terminated pursuant to its terms as described below.

On May 1, 2017, the Company and Mr. Knerr agreed to amend the Knerr Agreement as follows: (i) to increase Mr. Knerr’s annual base salary from $151,000 to $165,000 and (ii) to decrease Mr. Knerr’s eligibility to receive an annual cash bonus from 35% to 30% of his annual base salary upon the achievement of reasonable target objectives and performance goals.  The revised base salary will be reviewed annually by the Company’s Board of Directors for increase as part of its annual compensation review. The cash bonus goals will continue to be determined by the Board in consultation with Mr. Knerr on or before the end of the first quarter of the fiscal year to which the bonus relates. In addition, Mr. Knerr is eligible to receive such additional bonus or incentive compensation as the Board may establish from time to time in its sole discretion.

Also, Mr. Knerr was granted an incentive stock option to purchase 10,000 shares of the Company’s common stock at an exercise price of $6.80 (the “Stock Option”) pursuant to the Incentive Stock Option Grant and Agreement dated as of the Effective Date (the “ISO Agreement”).  The Stock Option shall vest over a four-year period, at a rate of 25% of the total Stock Option on the first anniversary of the Effective Date and the remaining 75% vesting ratably at the end of each calendar quarter for the subsequent three years after the first anniversary of the Effective Date, provided Mr. Knerr is employed on all such dates by the Company or one of its affiliates.  In the event of a Corporate Transaction (as defined in the Company’s 2014 Equity Incentive Plan), any unvested portion of the Stock Option shall be immediately vested.

Pursuant to the Knerr Agreement, if Mr. Knerr’s employment is terminated upon his disability, by Mr. Knerr for good reason (as such term is defined in Knerr Agreement), or by us without cause (as such term is defined in Knerr Agreement), Mr. Knerr will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary, accrued personal time and business expenses): (i) to the then base salary for a period of six months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) substantially similar coverage under the Company’s then-current medical, health and vision insurance coverage for a period of six months.  Additionally, if Mr. Knerr’s employment is terminated for disability, the vesting of any option grants will continue to vest pursuant to the schedule and terms previously established during the six-month severance period.  Subsequent to the six-month severance period the vesting of any option grants will immediately cease. If Mr. Knerr’s employment is terminated without cause, vesting of any option grants will immediately cease upon termination except as described below relating to a Corporate Transaction.

If the Company terminates Mr. Knerr’s employment for cause or employment terminates as a result of Mr. Knerr’s resignation or death, Mr. Knerr will only be entitled to unpaid amounts owed to him and the vesting of any option grants will immediately cease.

Mr. Knerr has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a Corporate Transaction (as defined in the Company’s 2014 Equity Incentive Plan).

The Knerr Agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Knerr

Philosophy of Compensation

The goals of our compensation policy are to ensure that executive compensation rewards management for helping us achieve our financial goals (increased sales, profitability, etc.), meet our product development milestones, and align management’s overall goals and objectives with those of our stockholders. To achieve these goals, our Compensation Committee and Board of Directors aim to achieve the following:

●
provide competitive compensation packages that enable us to attract and retain superior management personnel;

●
relate compensation to the Company’s overall performance, the individual officer’s performance and our assessment of the officer’s future potential;

●
reward our officers fairly for their role in our achievements; and

●
align executive’s objectives with the objectives of stockholders, including through the grant of equity awards.

We have determined that in order to best meet these objectives, our executive compensation program should balance fixed and bonus compensation, as well as cash and equity compensation, as discussed below. Historically, there has been no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation for our executive officers.

Components of Compensation

The four principal components of our compensation program for our named executive officers are base salary, personal benefits (such as health and dental insurance), cash bonuses and or equity based grants.  As noted below, cash bonuses and equity grants are not necessarily earned or granted every year.

Base Salary. The primary component of compensation for our named executive officers is base salary.  Base salary levels for our named executive officers have historically been determined based upon an evaluation of a number of factors, including the individual officer’s level of responsibility and our overall performance. The Compensation Committee intends to review each named executive officer’s base salary on an annual basis and adjust such salaries as deemed appropriate.

Cash Bonus. Prior to 2016, we paid nominal cash bonuses to named executive officers.  For the year ended December 31, 2016, Mr. Balbirnie and Mr. Knerr earned bonuses of $93,883 and $59,601, respectively, for achieving target objectives and performance goals determined by the Board.  These bonuses were paid during 2017.

We intend to consider the amount of cash bonus that each of our named executive officers should be entitled to receive in connection with our annual compensation review, taking into account each executive’s total compensation package, and any more formal data we obtain regarding the compensation levels of similarly situated executives. We will also consider in connection with such review whether to designate certain financial or operational metrics or other objective or subjective criteria in determining the final amounts of such awards.

Equity Based Grants. An additional principal component of our compensation policy for named executive officers consists of grants of stock options and other equity awards.  Prior to 2015, all equity incentive awards were made either (i) in accordance with negotiated terms at levels deemed necessary to attract or retain the executive at the time of such negotiations and determined taking into account the recipient’s overall compensation package and the goal of aligning such executive’s interest with that of our stockholders, or (ii) at the discretion of the Board of Directors without reference to any formal targets or objectives, when deemed appropriate in connection with extraordinary efforts or results or necessary in order to retain the executive in light of the executive’s overall compensation package.

On April 1, 2015, the Compensation Committee granted Mr. Knerr 10,000 restricted stock units, half of which vested on April 1, 2016 and the other half on April 1, 2017.  Additionally, the Compensation Committee granted Mr. Knerr an incentive stock option to purchase 10,000 shares of our common stock, as further described above under the heading "Steven Knerr Employment Agreement". Other than the grant to Mr. Knerr, the Compensation Committee has not made any equity awards to the named executive officers since its inceptionin October 2013 but may do so in 2017. Our Compensation Committee and our Board of Directors intends to consider during our annual compensation review whether to grant equity incentive awards to our named executive officers, and the terms of any such awards, including whether to set any performance targets or other objective or subjective criteria related to the final grant or vesting of such awards. The Compensation Committee will also retain the flexibility to make additional grants throughout the year if deemed necessary or appropriate in order to retain our named executive officers or reward extraordinary efforts or achievements.

Neither the Compensation Committee nor the Board of Directors has approved any additional equity based grants for our named executive officer during the fiscal year 2016.

Compensation of Named Executive Officers

Compensation of Chief Executive Officer. During the twelve months ended December 31, 2016, Mr. Balbirnie’s total compensation was $278,883.  Mr. Balbirnie’s total compensation was comprised of salary payments from January 1, 2016 through December 31, 2016 of $185,000 and earned bonus of $93,883, which was paid on April 14, 2017.

 2016 Bonus Plan. On December 15, 2015, the Compensation Committee of the Board of Directors implemented a 2016 cash bonus plan for Mr. Balbirnie based on the following criteria:

●
Cash bonus target was 45% of annualized base salary of $185,000.

●
Cash bonus plan was based on the achievement of target financial results during the 2016 fiscal year.

●
Cash bonus target scaling was based upon achievement of 90% of the target financial numbers, payout is 50% of target and scales to 100% at 100% of the target numbers. At 120% of the achievement of the financial numbers, payout is 120%. The payout is a maximum of 120% of target bonus.

Based on these criteria and as noted above, Mr. Balbirnie received a cash bonus of $93,883 for the year ended December 31, 2016 which was paid on April 14, 2017.

 2017 Bonus Plan. On May 1, 2017, the Compensation Committee of the Board of Directors implemented a 2016 cash bonus plan for Mr. Balbirnie based on the following criteria:

●
Cash bonus target was 40% of annualized base salary of $200,000.

●
Cash bonus plan will be based (i) 50% upon the achievement of target financial numbers during the fiscal year 2017 and (ii) 50% based upon the achievement of certain management objectives determined by the Board .

●
Bonus targets for solely the target financial numbers will be scaled as follows: (i) below 90% of target results in no bonus paid; (ii) 90% of target results in 50% of bonuses paid; (iii) 100% of target results in 100% of bonuses paid; (iv) 120% and greater of target results in 120% of bonuses paid. The payout is a maximum of 120% of target bonus.

Compensation of Chief Financial Officer.  For the twelve months ended December 31, 2016, Mr. Knerr’s total compensation was $210,601. Mr. Knerr’s total compensation was comprised of salary payments from January 1, 2016 through December 31, 2016 totaling $151,000 and earned bonus of $59,601, which was paid on April 14, 2017.

2016 Bonus Plan. On December 15, 2015, the Compensation Committee of the Board of Directors implemented a 2016 cash bonus plan for Mr. Knerr based on the following criteria:

●
Cash bonus target was 35% of annualized base salary of $151,000.

●
Cash bonus plan was based on the achievement of target financial results during the 2016 fiscal year.

●
Cash bonus target scaling was based upon achievement of 90% of the target financial numbers, payout is 50% of target and scales to 100% at 100% of the target numbers. At 120% of the achievement of the financial numbers, payout is 120%. The payout is a maximum of 120% of target bonus.

Based on these criteria and as noted above, Mr. Knerr received a cash bonus of $59,601 for the year ended December 31, 2016 which was paid on April 14, 2017.

2017 Bonus Plan. On May 1, 2017, the Compensation Committee of the Board of Directors implemented a 2017 cash bonus plan for Mr. Knerr based on the following criteria:

●
Cash bonus target was 30% of annualized base salary of $165,000.

●
Cash bonus plan will be based (i) 50% upon the achievement of target financial numbers during the fiscal year 2017 and (ii) 50% based upon the achievement of certain management objectives determined by the Board .

●
Bonus targets for solely the target financial numbers will be scaled as follows: (i) below 90% of target results in no bonus paid; (ii) 90% of target results in 50% of bonuses paid; (iii) 100% of target results in 100% of bonuses paid; (iv) 120% and greater of target results in 120% of bonuses paid. The payout is a maximum of 120% of target bonus.

Impact of Tax Laws

Deductibility of Executive Compensation. Generally, under U.S. law, a company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the company who, on the last day of the taxable year, either is the company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The $1,000,000 limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). Because the compensation deducted in the U.S. for each individual to whom this rule applies has historically been less than $1,000,000 per year, we do not believe that the $1,000,000 limitation will affect us in the near future. If the deductibility of executive compensation becomes a significant issue, our compensation plans and policies may be modified to maximize deductibility if our Compensation Committee and we determine that such action is in our best interests.

Risk Considerations in our Compensation Programs

Our Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us and do not encourage risk taking that is reasonably likely to have a material adverse effect on us. Our Compensation Committee believes that the structure of our executive compensation program mitigates risks by avoiding any named executive officer placing undue emphasis on any particular performance metric at the expense of other aspects of our business.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
/s/ Andre M. Boisvert
Andre M. Boisvert (Chairman)

/s/ William H. Everett
William H. Everett

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Cherry Bekaert, LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2017. We have engaged Cherry Bekaert, LLP as our independent registered public accounting firm since June 2010. We expect that a representative of Cherry Bekaert, LLP will be present at the Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

For the years ended December 31, 2016 and 2015, Cherry Bekaert, LLP billed us the fees set forth below, including expenses, in connection with services rendered by that firm to us.

	Year Ended December 31,
	2016	2015
Audit fees	$111,500	$122,687
Tax fees	$---	$---
All other fees	$---	$2,000
Total fees	$111,500	$124,687

Audit fees include fees for services rendered for the audits of our annual financial statements and the reviews of the interim financial statements included in quarterly reports. This category also includes fees for review of documents filed with the SEC.

The Audit Committee of the Board of Directors has considered whether the provision of services described above under "Audit-related fees" and "Other fees" is compatible with maintaining the independence of Cherry Bekaert, LLP, and has concluded that it is compatible.

Ratification of Selection of Independent Auditors

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered accounting firm retained to audit our financial statements. The Audit Committee has appointed Cherry Bekaert, LLP as our independent external auditor for the year ending December 31, 2016. Cherry Bekaert, LLP has served as our independent registered accounting firm continuously since June 2010.  The Audit Committee is responsible for the audit fee negotiations associated with the retention of Cherry Bekaert, LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm's lead engagement partner, the Audit Committee and its chairperson has and will continue to be directly involved in the selection of Cherry Bekaert, LLP 's new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Cherry Bekaert, LLP to serve as our independent external auditor is in the best interests of the Company and its stockholders.

Stockholder ratification of the selection of Cherry Bekaert, LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. The Audit Committee has not determined what action it would take if the stockholders do not ratify the appointment, but may reconsider the appointment.

Audit Committee Pre-Approval Policy

The Audit Committee's policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Pre-approval spending limits for permissible non-audit services are established on a quarterly basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Any audit or non-audit servicefees that may be incurred by us during a quarter that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee prior to the performance of services. On a quarterly basis, the Audit Committee reviews and itemizes all fees paid to its independent registered public accounting firm in the prior quarter (including fees approved by the Chairperson of the Audit Committee between regularly scheduled meetings and fees approved by our financial officers pursuant to the pre-approval policies described above) and further reviews and itemizes all fees expected to be paid in the upcoming quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time. None of the fees paid to the independent registered public accounting firm were approved by the Audit Committee after the services were rendered pursuant to the "de minimis" exception established by the SEC for the provision of non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
CHERRY, BEKAERT LLP. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

On October 23, 2013 the Company established an Audit Committee of the Board of Directors.  The Audit Committee consists of two members, Messrs. Everett and Boisvert.  All the members are independent directors under the NYSE and SEC Audit Committee structure and membership requirements.  The Audit Committee has certain duties and powers as described in its written charter, a copy of which can be found on the company’s website at http://cdn.irdirect.net/IR/432/1220/Audit-Committee-Charter-Final-Exhibit-A%20(1).pdf.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the fiscal year ended December 31, 2016, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Cherry Bekaert LLP (“Cherry Bekaert”). The Audit Committee has also discussed with Cherry Bekaert the matters required to be discussed by the statement on Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from Cherry Bekaert required by applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert’s communications with the Audit Committee concerning independence, and has discussed with Cherry Bekaert that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the SEC.

The Audit Committee:

/s/ William H. Everett
William H. Everett (Chairman)

/s/ Andre M. Boisvert
Andre M. Boisvert

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

As noted in this proxy statement, Mr. Boisvert will not be standing for re-election as a director at the 2017 Annual Meeting. However, in order to retain Mr. Boisvert’s experience and expertise in the software as a service industry as the Company continues its transition into that sector, the Company has agreed to enter into a consulting arrangement with Mr. Boisvert which will begin immediately after he is no longer a director, which will occur the day after the 2017 Annual Meeting and continue for four years. Mr. Boisvert will provide his services to the Company for up to twelve days per calendar quarter. In consideration, the Company has agreed to pay Mr. Boisvert as follows: (i) $40,000 within thirty days after he ceases to be a member of the Board and (ii) $31,250 per calendar quarter during the four years. Additionally, after Mr. Boisvert ceases to be a member of the Board, his two percent change of control compensation, which was previously disclosed by the Company in a Current Report on Form 8-K filed on July 12, 2012, will terminate. Mr. Boisvert has also agreed to certain non-competition and non-solicitation provisions during the four years he provides service to the Company.

Director Independence

As of July 30, 2017, we had three independent directors on our Board, Andre M. Boisvert, William H. Everett, and J. Patrick Galleher. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by NYSE American and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the Compensation Committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

A copy of our 2016 Annual Report on Form 10-K is available to each stockholder in connection with this Proxy Statement. The 2016 Annual Report on Form 10-K and Form 10-K/A is not a part of the proxy solicitation materials.

We file reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

ISSUER DIRECT CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – THURSDAY SEPTEMBER 28, 2017, AT 9:00 AM EDT
CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Issuer Direct Corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Jeffrey M. Quick proxy, with power of substitution, for and in the name of the undersigned to attend the 2016 annual meeting of stockholders of the Company to be held at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, on Thursday, September 28, 2017 beginning at 9:00 AM, local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/ISDR
PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF ISSUER DIRECT CORPORATION	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1			FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect the three (3) directors nominated by our Board of Directors as set forth in the Proxy Statement		☐	☐
	William H. Everett	Director, Chairman of the Audit Committee, Member of Compensation Committee and Strategic Advisory Committee			☐	CONTROL ID:
	J. Patrick Galleher	Director, Chairman of the Strategic Advisory Committee			☐
	Brian R. Balbirnie	Director, Chief Executive Officer			☐
	Erik Frank	Director Nominee			☐
	Michael Nowlan	Director Nominee			☐

Proposal 2			FOR	AGAINST	ABSTAIN
	To ratify the appointment by the Audit Committee of the Board of Directors of Cherry Bekaert, LLP as our independent registered public accounting firm for the year ending December 31, 2017		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ◻ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)